BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT OF THE MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON SEPTEMBER 28, 2017

1.            Date, Time and Place: Held on September 28, 2017, at 9 am, in São Paulo City, São Paulo state, at the BRF S.A (“Company”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: Summons duly accomplished pursuant the Article 21 of Company’s Bylaws with the presence of the totality of members of the Board of Directors: Messieurs Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Carlos da Costa Parcias Jr., Walter Malieni Jr. and José Aurélio Drummond Jr.

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Débora Benassi.

4.            Agenda: (i) Election of the Chief Financial Officer and Investor Relations Director; (ii) Organizational Restructuring.

5.            Items and Resolutions: The members approved, initially, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following resolutions were taken:

5.1.       Election of the Chief Financial Officer and Investor Relations Director: The members of the Board of Directors have approved, by unanimously, the election of Mr. Lorival Nogueira Luz Jr., Brazilian, married, business administrator, with identity number RG 22.580.434-7 and enrolled with the taxpayer register number CPF/MF 678.741.266-53, resident and domiciled in São Paulo City, São Paulo state, with professional address at Rua Hungria Nº 1.400, 5th floor, São Paulo City, São Paulo state, to statutory position of Chief Financial Officer and Investor Relations Director of the Company, with term of office valid up to July 11, 2018.

Considering the decision above, the Company´s Executive Board now consists of the following members, all with terms of office set to end on July 11, 2018: (i) Global Chief Executive Officer: Mr. Pedro de Andrade Faria, Brazilian citizen, married, company administrator, registered in the tax roll (CPF/MF) under number 271.782.078-76 and bearer of National Identity Number RG 22.265.414-4 (SSP/SP); (ii) Chief Financial Officer and Investor Relations Director: Mr. Lorival Nogueira Luz Júnior, Brazilian, married, business administrator, with identity number RG 22.580.434-7 and enrolled with the taxpayer register number CPF/MF 678.741.266-53; (iii) Vice-Presidents; (a) Mr. Hélio Rubens Mendes dos Santos Júnior, Brazilian citizen, married, engineer, registered in the tax roll (CPF/MF) under number 472.238.200-04 and bearer of National Identity Number RG 5.056.775-6 (SSP/SC); (b) Mr. Leonardo Almeida Byrro, Brazilian citizen, married, engineer, registered in the tax roll (CPF/MF) under number 269.275.368-25 and bearer of National Identity Number RG 20.477.845-1 (SSP/SP); (c) Mr. Alexandre Moreira Martins de Almeida, Brazilian citizen, married, engineer, bearer of National Identity Number RG MG-1516659 (SSP/MG) and registered in the tax roll (CPF/MF) under number 638.997.606-20; and (d) Mr. Andelaney Carvalho dos Santos, Brazilian citizen, divorced, administrator, bearer of National Identity Number RG 6085676 (IFP/RJ) and registered in the tax roll (CPF/MF) under number 960.933.747-34, all resident and domiciled in São Paulo City, São Paulo state, with their professional address at Rua Hungria Nº 1.400, 5th floor, São Paulo City, São Paulo state.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on September 28, 2017

BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT OF THE MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON SEPTEMBER 28, 2017

The elected director will take up his position on signing (i) the respective Term of Office, to be registered in the Company records, within the terms of article 149 of Law 6.404, of December 15, 1976, as amended; (ii) the statement related to Instruction number 367, of May 29, 2002, of the Brazilian Securities and Exchange Commission; and (iii) the Term of Consent to the Regulations of the Novo Mercado segment of the Brazilian Stock Exchange, the B3 S.A. - Brasil, Bolsa, Balcão.

Furthermore, Mr. Lorival Nogueira Luz Júnior confirm the declaration that, to all intent and purpose and under penalty of law, he has not been forbidden from exercising the administration of the Company, by special law, or as a result of any criminal conviction, or because he is forbidden under its effect, even on a temporary basis, from having access to public positions; or for any bankruptcy offence, violation of trust, bribery or graft, embezzlement, peculation, or crimes against the public interest, the national financial system, anti-trust laws, consumer relations, public trust or property.

5.2.     Organizational Restructuring. The members of the Board of Directors have approved, by unanimously, the start of the succession process of the current Vice-President of Integrated Planning and Supply of the Company, Mr. Leonardo Almeida Byrro, who decided leaves the Company, for personal reasons, and will remain executing the function until December 31, 2017. Mr. Elcio Mitsuhiro Ito, professional with 20 years of experience, being the last six years in the Company, was chosen as the successor and will assume the position after January 2018.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on September 28, 2017

BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT OF THE MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON SEPTEMBER 28, 2017

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors and/or information presented during the meeting were filed at the Company´s head office.

7.            Closing: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book Number 6 of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, September 28, 2017.

Débora Benassi Secretary

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on September 28, 2017